CALIDI BIOTHERAPEUTICS, INC
LOAN AGREEMENT

This **LOAN AGREEMENT** (this "Agreement"), dated as of July 1, 2024, is entered into by and between Calidi Biotherapeutics, Inc, a Delaware corporation ("Borrower") and Dennis R. Conklin ("Lender"). The Borrower and Lender each a "Party" and collectively, the "Parties".

RECITALS

WHEREAS, Borrower desires a loan from the Lender for a principal amount of $600,000.00 (the "'Loan"); and

WHEREAS, Lender wishes to provide Borrower with the Loan pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1. The Loan.

(a) Funding and the Note. Subject to the terms and conditions hereof, Lender hereby agrees to loan the Borrower a total principal amount of $600,000.00 payable on July 2, 2024 ("Payment Date") pursuant to the terms and conditions set forth in the promissory note, in substantially the form attached hereto as Exhibit A (the "Note").

(b) Loan Documents. This Agreement and the Note, together with all other agreements, documents, and instruments heretofore or hereafter executed in connection therewith or with the Loan to be made under this Agreement, as the same may be amended, supplemented, or modified in writing from time to time, shall collectively be referred to herein as the "Loan Documents."

2. Representations and Warranties of the Borrower. The Borrower represents and warrants to Lender that:

(a) Corporate Existence and Power.

(i) The Borrower is a corporation duly organized and validly existing under the laws of the state of Delaware.

(ii) The Borrower has the power and authority to own its properties and assets and to carry out its business as now being conducted.

(b) Authorization and Approvals. All corporate action on the part of the Borrower, and its board of directors, necessary for the (a) authorization, execution, delivery, and performance by it of the Loan Documents to which it is a party, and (b) the performance of its obligations under the Loan Documents to which it is a party, has been taken. This Agreement and the other Loan Documents to which it is a party, when executed and delivered by the Borrower, shall constitute the valid and binding obligations of Borrower, enforceable there against in accordance with their respective terms.

(c) Requisite Power and Authority. The Borrower has all of the requisite power, authority, and capacity to execute, deliver, and comply with the terms of this Agreement and the Note, and such execution, delivery, and compliance does not conflict with, or constitute a default under, the Borrower's Certificate of Incorporation or By-laws, any law, regulation or order, or any agreement to which

the Borrower is a party or by which the Borrower may be bound. All action on the Borrower's part necessary for the execution and delivery of the Loan Documents, the consummation of the transactions contemplated hereby, and the performance of all obligations of the Borrower hereunder has been taken. The Loan Documents have been duly executed and delivered by the Borrower.

3. Representations and Warranties of the Lender. The Lender represents and warrants to the Borrower that:

(a) Authorization and Approvals. All action on the part of the Lender necessary for the (i) authorization, execution, delivery, and performance by it of the Loan Documents to which it is a party, and (ii) the performance of its obligations under the Loan Documents to which it is a party has been taken. This Agreement and the other Loan Documents to which it is a party, when executed and delivered by the Lender shall constitute the valid and binding obligations of Lender, enforceable there against in accordance with their respective terms. The individual signatory on the signature page below the name of the Lender is duly authorized to execute and deliver the Loan Documents on behalf of the Lender.

(b) Requisite Power and Authority. Lender has all of the requisite power, authority, and capacity to execute, deliver, and comply with the terms of the Loan Documents, and such execution, delivery, and compliance does not conflict with, or constitute a default under, any instruments governing Lender, any law, regulation or order, or any agreement to which Lender is a party or by which Lender may be bound. All action on Lender's part necessary for the execution and delivery of the Loan Documents, the consummation of the transactions contemplated hereby, and the performance of all obligations of Lender hereunder has been taken. The Loan Documents have been duly executed and delivered by Lender.

(c) SEC Documents. The Company has made available to the Lender through the Securities and Exchange Commission's ("SEC") EDGAR system, true and complete copies of all of the Company's filings with the SEC prior to the date hereof (collectively, the "SEC Documents"). The Lender has received, read, and fully understands the SEC Documents. The Lender acknowledges that (i) the Company was a former SPAC, and (ii) the Lender is basing its decision to enter into the transactions contemplated in the Loan Documents on its own. The Lender acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person.

(d) Accredited Investor Status. Lender is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended ("'Act").

4. Confidential Information. The Lender covenants that it will maintain in confidence the receipt and content of any information provided in connection with this Agreement until such information (a) becomes generally publicly available other than through a violation of this provision by the Lender or its agents, or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process). Lender agrees that it will not engage in any transaction involving a purchase or sale of the Company's securities, including any offer to purchase or offer to sell, during anytime it possesses such material non-public information concerning the Company.

5. Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party will be in writing and will be given by delivery in person, by facsimile transmission, by email or other electronic communication, by overnight courier or by registered or certified mail, postage prepaid (and will be deemed given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three (3) days after mailing if mailed by United States mail, and one (1) business day after deposited with an overnight courier service if delivered by overnight courier), to the address set forth on the signature page of each party, or at such other address of which any party may, from time to time, advise the other party by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or facsimile (with confirmation) thereof.

6. Entire Agreement. This Agreement, the other Loan Documents, and the other agreements entered

into in connection herewith supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

7. Fees and Expenses. Except as otherwise set forth herein, each Party will bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transaction contemplated hereby.

8. Successors. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

9. Heading. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona without reference to principles of conflict of law and, in the event of any litigation or other dispute in connection with this Agreement or any of the exhibits attached hereto, the venue and jurisdiction of which shall be in Maricopa County, Arizona.

11. Delay, Etc. No delay or omission to exercise any right, power or remedy accruing to any Party hereto shall impair any such right, power or remedy of such Party nor be construed to be a waiver of any such right, power or remedy, nor constitute any course of dealing or performance hereunder.

12. Costs and Attorneys' Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and reasonable attorneys' fees incurred therein, including any and all appeals or petitions therefrom.

13. Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by the Parties.

14. Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts (any of which may be delivered by fax or electronic mail transmission), each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

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SIGNATURE PAGE OF LOAN AGREEMENT

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement effective as of the date first above written.

BORROWER:

Calidi Biotherapeutics, Inc.

By: /s/ Allan Camaisa
Name: Allan Camaisa
Title: Chief Executive Officer

Address:
4475 Executive Drive, Suite 200
San Diego, CA 92121
Email: acamaisa@calidibio.com

LENDER:

By: /s/ Dennis R. Conklin
Name: Dennis R. Conklin

Address:
7157 Est Rancho Visto #2013
Scottsdale, AZ 85251
Email: dennisrconklin@gmail.com

Exhibit A

CALIDI BIOTHERAPEUTICS, INC.
PROMISSORY NOTE

$ 600,000.00 USD

San Diego, California
July 1, 2024

FOR VALUE RECEIVED, Calidi Biotherapeutics, Inc., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to Dennis R. Conklin, or its registered assigns ("Holder"), the principal amount of $600,000.00 USD ("Principal Amount") pursuant to that certain Loan Agreement, dated July 1, 2024 by and between Borrower and Holder (the "Loan Agreement"), together with interest thereon in accordance with the terms hereof, from the date hereof until the date on which this Promissory Note (the "Note") is paid in full. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

1. Terms of Note.

(a) Payment of Principal Amount. Holder shall fund or pay Borrower the Principal Amount on the following date: $600,000.00 July 2, 2024 ("Payment Date") via Wire Transfer as follows:

(b) Interest Rate. Interest on the then outstanding Principal Amount of this Note shall accrue at a rate per annum equal to fifteen percent (15.0%) simple interest beginning on the Payment Date. All interest shall be calculated on the basis of the actual daily balances of Principal Amount outstanding for the exact number of days elapsed, using a year of three hundred sixty (360) days.

(c) Maturity Date. Except as otherwise provided herein, the entire Principal Amount of this Note, together with all accrued but unpaid and pro-rated interest payable thereon, shall be due and payable in full on the earlier of: (i) three (3) calendar years from the Payment Date (the "Maturity Date") or (ii) an Event of Default (as defined below). Such payments shall be pro-rated and applied first to the payment of unpaid interest and second to reduce the outstanding Principal Amount.

(d) Annual Payments of Accrued Interest. Holder shall be paid annual accrued interest after each calendar year from the Payment Date until any remaining interest is paid in full on the Maturity Date.

2. Voluntary Prepayment. Unpaid Principal Amount, together with interest thereon, may be prepaid, in whole or in part, at any time prior to the Maturity Date without penalty.

3. Events of Default. Upon the occurrence of any of the following events ("Event of Default"), the Borrower shall be in default hereunder,

(a) failure by the Borrower to pay when due any of the principal or accrued and unpaid interest hereunder; and such default shall have continued for a period of thirty days (30) days;

(b) the Borrower (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) becomes subject to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property if such appointment is not terminated or dismissed within sixty (60) days, (iii) makes an assignment for the benefit of creditors, (iv) is adjudicated as bankrupt or insolvent, (v) institutes any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or files a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) becomes subject to any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing, or has an order for relief entered against it in any proceeding under the United States Bankruptcy Code.

If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable, and the Borrower shall immediately pay to Holder all amounts outstanding hereunder. Holder shall, following and during the continuance of an Event of Default, also have all other rights which Holder may have pursuant to applicable law.

4. Amendment and Waiver. Neither party may assign this Note nor any right or interest arising out of this Note, in whole or in part, without consent of the other party. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Borrower and Holder.

5. Place of Payment. Payments of principal and interest and all notices and other communications to Holder hereunder or with respect hereto are to be delivered to Holder at the address identified in the Loan Agreement or to such other address as specified by Holder by prior written notice to the Borrower, including any transferee of this Note.

6. Costs of Collection. In the event that the Borrower fails to pay when due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or interest hereunder, the Borrower shall indemnify and hold harmless Holder of any portion of this Note from and against all costs and expenses incurred in connection with the enforcement of this provision or collection of such principal and interest, including, without limitation, attorneys' fees and expenses.

7. Waivers. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8. Mutilated, Destroyed, Lost and Stolen Note. In case the Note shall be mutilated, lost, stolen or destroyed, the Borrower shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Note, or in lieu of a lost, stolen or destroyed Note, upon receipt of evidence satisfactory to the Borrower of the loss, theft or destruction of such Note.

9. Interest Savings Clause. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

10. Governing Law. THIS NOTE AND THE RIGHTS AND DUTIES OF THE BORROWER AND HOLDER HEREOF SHALL BE GOVERNED BY, CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on July 1, 2024

BORROWER:

Calidi Biotherapeutics, Inc.

By: /s/ Allan Camaisa
Name: Allan Camaisa
Title: Chief Executive Officer

Acknowledged and Agreed:

HOLDER:

By:/s/ Dennis R. Conklin

Name: Dennis R. Conklin